EXHIBIT 3.1


                            UNITED STATES OF AMERICA


               THE STATE OF   (SEAL OF THE STATE OF)   WASHINGTON
                              (  WASHINGTON 1889   )

                               Secretary of State




I, Sam Reed, Secretary of State of the State of Washington and custodian of its seal, hereby issue this certificate that the attached is a true and correct copy of


                            ARTICLES OF INCORPORATION

                                       of

                             SLATE CREEK MINING CO.





                    as filed in this office on March 6, 1940.






                                                Date:  April 21, 2004






( THE SEAL OF THE STATE )                   Given under my hand and the Seal of
(  OF WASHINGTON 1889   )                   the State of Washington at Olympia,
                                            the State Capital


                                            /S/ Sam Reed
                                            ----------------------------
                                            Sam Reed, Secretary of State